Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-147760 and No. 333-146613 and on Form S-3 No. 333-147717, No. 333-148551 and No. 333-156603 of Akeena Solar, Inc. d/b/a Westinghouse Solar of our report dated February 25, 2011, relating to the consolidated financial statements of Akeena Solar, Inc. d/b/a Westinghouse Solar which appears in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.
San Francisco, California
February 25, 2011